DWS Climate Change Fund

Important Proxy
News

PLEASE VOTE TODAY!

Dear Shareholder:

Recently, we distributed proxy materials regarding the Special Meeting of Shareholders of the DWS Climate Change Fund. This meeting is scheduled for October 28, 2011 at 2:00 p.m. Eastern time. To date, our records indicate that we have not received your voting instructions.  We are still accepting votes to increase shareholder participation.

After careful consideration, the Board of Trustees recommends that shareholders vote "FOR" the proposal. Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitation.

For your convenience, please utilize any of the following methods to submit your vote:

1. By Phone.

Please call Computershare Fund Services, Inc. toll-free at 866-774-4940. Representatives are available to take your vote Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m. Eastern time. Please have your proxy card available.

2. By Internet.

Visit www.proxy-direct.com and follow the simple on-screen instructions.

3. By Touch-Tone Phone.

Dial the toll-free number found on your proxy card and follow the simple instructions.

4. By Mail.

Simply return your executed proxy card in the envelope provided. However, please try to utilize one of the three options above to register your vote, so it may be received in time for the meeting.

WE NEED YOUR HELP. PLEASE VOTE TODAY!

DWS Climate Change Fund

Important Proxy
News

PLEASE VOTE TODAY!

Dear Shareholder:

Recently, we distributed proxy materials regarding the Special Meeting of Shareholders of the DWS Climate Change Fund. This meeting is scheduled for October 28, 2011 at 2:00 p.m. Eastern time. To date, our records indicate that we have not received your voting instructions.  We are still accepting votes to increase shareholder participation.

After careful consideration, the Board of Trustees recommends that shareholders vote "FOR" the proposal. Your vote is important no matter how many shares you own. We urge you to act promptly in order to allow us to obtain a sufficient number of votes and avoid the cost of additional solicitation.

For your convenience, please utilize any of the following methods to submit your vote:

1. By Internet.

Visit www.proxyvote.com and follow the simple on-screen instructions.

2. By Touch-Tone Phone.

Dial the toll-free number found on your voting instruction form and follow the simple instructions.

3. By Mail.

Simply return your executed voting instruction form in the envelope provided. However, please try to utilize one of the above options to register your vote, so it may be received in time for the meeting.

WE NEED YOUR HELP. PLEASE VOTE TODAY!